Exhibit 3.03
UNDER ARMOUR, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I
STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held each year on the date and time and at the place set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act. The Board of Directors may determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2. Matters to be Considered at Annual Meeting.

(a) At an annual meeting of stockholders, only such nominees for election as directors and such other proposals may properly be brought before the annual meeting (i) pursuant to the notice of meeting delivered to stockholders in accordance with Section 5 of this Article I, (ii) by, or at the direction of, a majority of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 2, as of the record date for such meeting and at the time of the meeting, who is entitled to vote on each such nominee or other business proposal and who complies with the notice procedures set forth in this Section 2 with regard to each such nominee or other business proposal. For a nomination or proposal of other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation containing the information required by Section 2(b) of this Article I. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the current year’s annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing the notice for the preceding year’s annual meeting, notice by the stockholder, to be timely, must be so delivered not less than 120 days nor more than 150 days prior to the date of mailing of the notice for such annual meeting (or the tenth day following the day on which disclosure of the date of mailing of the notice for such meeting is made, if later). In no event shall the postponement or adjournment of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) A stockholder’s notice must contain, as of the date such notice is delivered to the Secretary of the Corporation:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the

Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business (including the text of any proposal), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities, and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this Section (2)(b) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal;

(vi) to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or reelection as a director or the proposal of other business;

(vii) if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 of the Exchange Act; and

(viii) all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(c) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:

(i) written representation executed by the Proposed Nominee (A) that such Proposed Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (2) consents to be named in a proxy statement as a nominee, (3) will serve as a director of the Corporation if elected, (4) will notify the Corporation simultaneously with the notification of the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (5) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves; (B) attaching a completed questionnaire with respect to such Proposed Nominee (which questionnaire shall be provided by the Corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and

(ii) written representation executed by the stockholder that such stockholder will: (A) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee; (B) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting; (C) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of Section 2 and Section 3 of this Article I have been complied with and of evaluating any nomination or other business described in the stockholder’s notice; and (D) appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledges that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.

(d) Notwithstanding anything in Section 2(a) of this Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the tenth day following the day on which such public announcement is first made by the Corporation.

(e) For purposes of this Section 2, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act in the solicitation), (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

Section 3. Matters to be Considered at Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 3, nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders duly called for the purpose of electing directors only (a) by, or at the direction of, a majority of the Board of Directors, (b) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 11 of this Article I and that has supplied the information required by Section 11 of this Article I about each individual whom the stockholder proposes to nominate for election of directors or (c) by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 3 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 3. A stockholder’s notice, containing the information and representations required by Section 2(b) and Section 2(c) of this Article I, must be delivered to the Secretary at the principal executive office of the Corporation not earlier than 120 days prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The postponement or adjournment of a special meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 4. Nominations and Proposal of Business by Stockholders Generally.

(a) If any information or representation submitted pursuant to Section 2 or Section 3 of this Article I by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, including any information or representation from a Proposed Nominee, such information or representation may be deemed not to have been provided in accordance with Section 2 or Section 3 of this Article I, as applicable. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days (as hereinafter defined) of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to Section 2 or Section 3 of this Article I, as applicable, and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to Section 2 or Section 3 of this Article I, as applicable, as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with Section 2 or Section 3 of this Article I, as applicable.

(b) Only such individuals who are nominated in accordance with Section 2 or Section 3 of this Article I, as applicable, shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with Section 2, with regard to an annual meeting of stockholders, or Section 3, with regard to a special meeting of stockholders. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with Section 2 or Section 3 of this Article I (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in Section 2 or Section 3 of this Article I). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with Section 2 or Section 3 of this Article I becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with Section 2 or Section 3 of this Article I, as applicable.

(c) Notwithstanding the foregoing provisions of Section 2 or Section 3 of this Article I, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(d) For purposes of Section 2 and Section 3 of this Article I, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(e) Notwithstanding any other provision of these Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in Section 2 and Section 3 of this Article I. Nothing in these Bylaws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in these Bylaws shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A by such stockholder or Stockholder Associated Person.

(f) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chair of the meeting, if the stockholder giving notice as provided for in Section 2 or

Section 3 of this Article I does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 5. Notice of Meetings; Adjournments. Notice of all meetings of stockholders stating the hour, date and place of such meetings and, to the extent required by the Maryland General Corporation Law (the “MGCL”), the purpose for which the meeting has been called shall be given by the Secretary or an Assistant Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 90 days before the meeting, unless any provisions of the MGCL prescribe a different period of notice, to each stockholder entitled to vote at such meeting or to each stockholder who, under the Charter, as amended from time to time or under these Bylaws, is entitled to such notice, in writing or by electronic transmission. If in writing, such notice shall be given by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books or by any other means permitted by Maryland law. Such notice shall be deemed to be delivered when hand delivered to such address or if mailed, when deposited in the mail so addressed, with postage prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with Section 2 or Section 3 of this Article I or the validity of any proceedings at any such meeting.

Subject to the provisions of Section 11 of this Article I, notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that notice of all special meetings shall state in reasonable detail the purpose or purposes for which the meeting has been called.

Notice of an annual or special meeting of stockholders need not be given to a stockholder if a waiver of notice is given before or after such meeting by such stockholder, or if such stockholder attends such meeting in person or by proxy. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any waiver of notice.

Any previously scheduled meeting of the stockholders may be postponed or adjourned, and any special meeting of the stockholders may be postponed, adjourned or canceled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of either (i) the hour, date and place to which the meeting is adjourned or (ii) the means by which the Corporation will announce the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment or postponement is to a date more than 120 days after the original record date, a new record date shall be fixed for the adjourned or postponed meeting, and notice of the adjourned or postponed meeting shall be given, as in the case of the original meeting, to each stockholder of record entitled to vote at such meeting or notice thereof.

Section 6. Quorum. Except as otherwise provided by law, stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, stockholders present or the chair of the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Voting And Proxies. At each annual or special meeting of stockholders, stockholders shall have one vote for each share of Class A Common Stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Charter. At each annual or special meeting of stockholders, stockholders shall have ten (10) votes for each share of Class B Common Stock entitled to vote owned by them of record according to the stock transfer books of the Corporation, unless otherwise provided by law or by the Charter. Stockholders may vote either in person or by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies shall be (a) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Corporation. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

Section 8. Action at Meeting. When a quorum is present, any matter before any annual or special meeting of stockholders other than the election of directors shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock except as to shares which it holds in a fiduciary capacity or except as otherwise permitted by law.

Section 9. Inspectors of Election. The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at a meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed by the Board of Directors to act or is able to act at a meeting of stockholders, the chair of the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. Except as otherwise provided by the chair of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chair of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof. The chair of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 10. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following individuals present at the meeting in the following order: the lead independent director, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, or, in the absence of such officers, a chair chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chair of the meeting shall act as secretary. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chair or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 11. Special Meetings of Stockholders.

(a) General. Except as otherwise required by law and subject to the rights of the holders of any shares or series of stock having a preference over the common stock as to dividends, or upon liquidation, special meetings of the holders of common stock of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chair of the Board of Directors, (iii) the Chief Executive Officer, (iv) the President of the Corporation or (v) the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) that complies with the requirements of Section 11(b) of this Article I. Except as provided in Section 11(b)(iv) of this Article I, a special meeting of stockholders shall be held on the date and at the time and place set by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the President of the Corporation, whoever has called the meeting.

(b) Stockholder-Requested Special Meetings. (i) Any stockholder of record seeking to request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the Secretary.

(ii) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than the Special Meeting Percentage shall be delivered to the Secretary. In addition, the Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (B) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (C) set forth (I) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (II) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (III) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (D) be sent to the Secretary by registered mail, return receipt requested, and (E) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke that stockholder’s request for a special meeting at any time by written revocation delivered to the Secretary.

(iii) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by Section 11(b)(ii) of this Article I, the Secretary receives on behalf of the Corporation payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(iv) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and further provided that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and further provided that if the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of Section 11(b)(iii) of this Article I.

(v) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the Secretary: (A) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (B) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (I) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (II) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(vi) The Chair of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (A) five Business Days after actual receipt by the Secretary of such purported request and (B) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this Section 11(b)(vi) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(vii) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

ARTICLE II
DIRECTORS

Section 1. Powers. All of the powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Charter or required by law.

Section 2. Number and Terms. The Board of Directors shall establish and may increase or decrease the number of directors of the Corporation, provided, that the number thereof shall never be less than the minimum number permitted under the MGCL nor more than 15, and further provided, that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until such director’s successor shall be elected and shall qualify or until such director’s earlier resignation or removal.

Section 3. Director Nominations. Nomination of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder in accordance with Section 2 or Section 3 of Article I, as applicable. Only persons nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors at an annual or special meeting of stockholders.

Section 4. Qualification. No director need be a stockholder of the Corporation. A director shall be an individual at least 21 years of age who is not under legal disability.

Section 5. Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled in the manner provided in the Charter.

Section 6. Resignation. Any director may resign at any time by giving notice to the Board of Directors, effective upon execution and delivery to the Corporation of such notice or upon any future date specified in the notice, unless the resignation otherwise provides.

Section 7. Regular Meetings. A regular annual meeting of the Board of Directors may be held, without other notice than this Bylaw, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without other notice than such resolution.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chair of the Board, or the Chief Executive Officer. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Section 9. Notice of Special Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chair of the Board or the Chief Executive Officer or such other officer designated by the Chair of the Board or the Chief Executive Officer. Notice of any special meeting of the Board of Directors shall be given to each director in person or by telephone, electronic mail, facsimile transmission or by telegram sent to such director’s business or home address at least 24 hours in advance of the meeting, or by notice mailed to such director’s business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, upon transmission of the message by electronic mail, upon completion of transmission of a facsimile message and receipt of a completed answer back indicating receipt or when delivered to the telegraph company if sent by telegram.

When any Board of Directors meeting, either regular or special, is adjourned for more than 30 days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for 30 days or less or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A waiver of notice given before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 10. Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in this Section 10. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

Section 11. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or these Bylaws.

Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. Such unanimous consent shall be filed with the records of the proceedings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

Section 13. Manner of Participation. Members of the Board of Directors may participate in meetings of the Board by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 14. Compensation of Directors. Directors shall receive compensation for their services as shall be determined by a majority of the Board of Directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such (“Employee Directors”) shall not receive any salary or other compensation for their services as directors of the Corporation; provided, however, that such Employee Directors may be paid their reasonable expenses incurred as a director.

Section 15. Chair of the Board. The Chair of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chair of the Board, a director selected by a majority of the directors present shall preside at such meeting of the Board of Directors. The Chair of the Board shall preside, when present, at all meetings of the stockholders.

ARTICLE III
COMMITTEES

Section 1. Number, Tenure and Qualification. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each composed of at least two directors, and other committees, each composed of one or more directors, to serve at the pleasure of the Board of Directors; provided, that the membership of the Compensation Committee, Audit Committee and the Corporate Governance Committee shall consist only of Independent Directors. An individual shall be deemed to be an “Independent Director” hereunder if such individual qualifies as such according to the rules and regulations of the principal exchange or market on which the Corporation’s common stock is listed or quoted.

Section 2. Powers. The directors may delegate to committees appointed under Section 1 of this Article III any of the powers of the Board of Directors, except as prohibited by law.

Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. One-third, but not less than two (except for one-member committees), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of the committee members who are present shall be the act of such committee. The Board of Directors may designate a chair (or two or more co-chairs) of any committee, and such chair (or any such co-chairs) or any two members of any committee (except for one-member committees) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members.

Section 4. Manner of Participation. Members of a committee of the Board of Directors may participate in a meeting by means of conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting if all members of the committee consent thereto in writing or by electronic transmission. Such unanimous consent shall be filed with the records of the proceedings of such committee and shall be treated for all purposes as a vote at a meeting of a committee.

Section 6. Changes. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, to dissolve any such committee or to withdraw or add to any powers previously delegated to a committee.

ARTICLE IV
OFFICERS

Section 1. Enumeration. The officers of the Corporation shall consist of a Chair of the Board (who must be a director), a Chief Executive Officer, a President, a Secretary and a Treasurer and such other officers, including without limitation a Chief Operating Officer, a Chief Administrative Officer, a Chief Legal Officer, a Chief Financial Officer, a Chief Accounting Officer, one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors or the Chief Executive Officer may determine.

Section 2. Election and Appointment. At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the Chair, the Chief Executive Officer, the President, the Treasurer and the Secretary. Other officers may be appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting, or other officers may be appointed by the Chief Executive Officer.

Section 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time except the offices of President and Vice President. Any officer may be required by the Board of Directors to give bond, at the Corporation’s expense, for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

Section 4. Tenure. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of the Corporation shall hold office until the annual meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall prohibit the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article IV.

Section 5. Resignation. Any officer may resign by delivering such officer’s resignation to the Corporation addressed to the Chief Executive Officer or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 6. Removal. The Board of Directors may remove any officer by the affirmative vote of a majority of the directors then in office; provided, that the Chief Executive Officer also shall have the power to remove any officer that the Chief Executive Officer elects. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

Section 8. Chair. The Chair shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

Section 9. Chief Executive Officer. The Chief Executive Officer shall report to the Chair and, subject to the direction of the Board of Directors and the Chair, have general supervision and control of the Corporation’s business and in the absence of the Chair of the Board shall preside, when present, at all meetings of the stockholders.

Section 10. President. In the absence of the Chair of the Board and the Chief Executive Officer, the President shall preside, when present, at all meetings of the stockholders. The President shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 11. Chief Operating Officer, Chief Administrative Officer, Chief Legal Officer, Chief Financial Officer and Chief Accounting Officer. Any Chief Operating Officer, Chief Administrative Officer, Chief Legal Officer, Chief Financial Officer or Chief Accounting Officer shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 12. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to such officer by the Chief Executive Officer, the President or the Board of Directors. The directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 13. Treasurer and Assistant Treasurers. The Chief Financial Officer, if one is elected, shall be the Treasurer, unless the Board of Directors shall elect another officer to be the Treasurer. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. The Treasurer shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of a Chief Financial Officer, the office of the Treasurer shall be deemed to be the office of the Chief Financial Officer of the Corporation whenever the signature of the Chief Financial

Officer is required on any document or instrument, by the laws of the United States or any state, or elsewhere in the Bylaws, and the Treasurer shall have authority to affix the Treasurer’s signature in such capacity. Any Treasurer or Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 14. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In the absence of the Secretary from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform the duties and responsibilities of the Secretary.

Any Assistant Secretary shall have such powers and perform such duties as the Secretary, Board of Directors or the Chief Executive Officer may from time to time designate.

Section 15. Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation. The Board of Directors may authorize a committee of the Board of Directors or other officers of the Corporation to fix the salaries and other compensation of the officers.

Section 16. Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE V
STOCK

Section 1. Certificates of Stock. Unless otherwise provided by the Board of Directors or by law, each stockholder shall be entitled to a certificate of the stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the seal of the Corporation, if one has been adopted, and shall be signed and countersigned by any officer of the Corporation permitted by the MGCL. The seal of the Corporation, if one has been adopted, and any and all signatures on the certificate may be a facsimile, including those of any transfer agent or registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by an assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3. Record Holders. Except as may otherwise be required by law, by the Charter or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify the Corporation or its transfer agent of such stockholder’s post office address and any changes thereto.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 90 days nor less than 10 days before the date of such meeting, nor more than 90 days prior to any other action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the stock transfer books of the Corporation after the record date.

If no record date is fixed:

(a)the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the 30th day before the meeting; and

(b)the record date for determining stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof upon such terms as the Corporation or its transfer agent may prescribe.

Section 6. Share Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each record stockholder and the number of shares of each class held by such stockholder.

Section 7. Transfer Agents and Registrars. The Corporation may serve as the transfer agent and registrar of the shares of stock, or the Board of Directors may, in its discretion, appoint one or more responsible banks, trust companies or other entity as the Board of Directors may deem advisable, from time to time, to act as transfer agents and registrars of shares of stock. No certificate for shares of stock shall be valid until countersigned by the transfer agent and registered by the registrar.

Section 8. Stockholders’ Addresses. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

Section 9. Repurchase of Shares of Stock. The Corporation may purchase its shares of stock and invest its assets in its own shares of stock, provided that in each case the consent of the Board of Directors shall have been obtained.

ARTICLE VI
INDEMNIFICATION

As used in this Article VI, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the “Indemnification Provision of the Code”), shall have the same meanings as those words have in the Indemnification Provision of the Code. The Corporation shall indemnify any present or former director or officer of the Corporation, or person who has agreed to become a director or officer, or any person who, at the request of the Corporation serves another corporation or other enterprise as a director, officer, employee or agent against all expenses, liabilities and losses reasonably incurred or suffered by that person in connection with that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Corporation may indemnify any employee or agent against all expenses, liabilities and losses reasonably incurred or suffered by that person in connection with that status and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Section 2. Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

Section 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chair of the Board, the Chief Executive Officer, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitutions at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

Section 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6. Corporate Records. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent.

Section 7. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Directors. In addition, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders of the Corporation, without the approval of the Board of Directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Section 8. Offices. The principal office of the Corporation within the State of Maryland shall be located at such place as the Board of Directors may from time to time designate. The Corporation may have additional offices, including a principal executive office, at such place or places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 9. Charter. All references to the Charter shall include any amendments and supplements thereto.

Section 10. Waiver of Notice. Whenever any notice is required to be given pursuant to the Charter or Bylaws or pursuant to applicable law, a waiver thereof, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11. Control Share Acquisition Statute. Notwithstanding any other provision of these Bylaws or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of securities of the Corporation.